SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of the earliest event reported)  October 20, 1999
                                                   ---------------------------

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                       HARVEST HOME FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

Ohio
(State or Other Jurisdiction of
incorporation or organization)

0-25300                                             31-1402988
(Commission File Number)                            (IRS Employer
                                                    Identification Number)

3621 Harrison Avenue
Cheviot, Ohio                                       45211
(Address of principal                               (Zip Code)
executive office)
                                 (513) 661-6612
              (Registrant's telephone number, including area code)
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                           No change since last report
          (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.  OTHER EVENTS

         On September 30, 1999, Harvest Home Financial Corporation (the "Registrant" or "HHFC") and Peoples Building Loan and Savings Company ("Peoples") entered into an agreement wherein HHFC will merge with and into Peoples ("Acquisition"). In connection with the Acquisition, Peoples will undertake to convert from a mutual to a stock institution ("Conversion") and form a holding company. Under the terms of the Acquisition agreement, each share of Harvest Home will be exchanged for a combination of $9.00 in cash plus Peoples Common Stock with a market value of $9.00, based on the initial public offering price of Peoples Common Stock. It is currently anticipated that the number of Peoples Common Stock that will be exchanged for each share of HHFC common stock is 0.9 shares assuming an initial public offering price of the Peoples' Common Stock of $10.00 per share.

         The consummation of the Acquisition is subject to the approval of the shareholders of HHFC, consummation of the Merger, the Conversion of Peoples and the receipt of all required regulatory approvals. It is anticipated that the Merger and the Acquisition will be consummated simultaneously with the completion of the Conversion. The transaction is anticipated to close in the second quarter of 2000.

         On October 1, 1999, a joint press release was issued by the HHFC and Peoples announcing the Acquisition, Merger and Conversion. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 7.  FINANCIAL STATEMENTS, EXHIBITS

(c)      Exhibits

         99.1 Joint press release by HHFC and Peoples released on October 1, 1999 announcing the Acquisition, Merger and Conversion.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                      HARVEST HOME FINANCIAL CORP.
                                      Registrant



                                      By: /s/ John E. Rathkamp
                                          John E. Rathkamp
                                          President, Chief Executive Officer
                                          And Secretary


Date:   October 20, 1999